Exhibit 3.1

STATE OF NEVADA
BARBARA K. CEGAVSKE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Business Entity - Filing Acknowledgement

09/19/2022

Work Order Item Number:	W2022091901758-2388532
Filing Number:	20222623480
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	9/19/2022 14:40
Filing Page(s):	1

Indexed Entity Information:
Entity ID: E0182752011-5	Entity Name: CLS HOLDINGS USA, INC.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

PARACORP INCORPORATED

318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

;	BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

	Filed in the Office of	Business Number
		E0182752011-5
		Filing Number
	Secretary of State	20222623480
BARBARA K. CEGAVSKE	State Of Nevada	Filed On
Secretary of State		9/19/2022 2:40:00 PM
202 North Carson Street		Number of Pages
Carson City, Nevada 89701-4201		1
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1.         Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.         Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3.         Indicate the number of authorized shares and par value, if any of each class or series after the change.

4.         Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5.         Indicate provisions, if any, regarding fractional shares that are affected by the change.

6.         NRS required statement.

7.         This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8.         Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: CLS Holdings USA, Inc. Entity or Nevada Business Identification Number (NVID): E0182752011-5
2. Current Authorized Shares:

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

750,000,000 shares of common stock, par value $0.0001 per share. 20,000,000 shares of preferred stock, par value $0.001 per share.

3. Authorized Shares After Change:

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

187,500,000 shares of common stock, par value $0.0001 per share. 5,000,000 shares of preferred stock, par value $0.001 per share.

4. Issuance:

The number of shares of each affected class or series. if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock will be issued in exchange for every four (4)

shares of issued and outstanding common stock.

5. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of common stock will be rounded up to the nearest whole share.

6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 09/21/2022 Time: 8:00 a.m. ET (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X	President and CEO 09/19/2022
	Signature of Officer Andrew Glashow	Title Date

This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.	Page 1 of 1 Revised 1/1/2019